Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan of Catabasis Pharmaceuticals, Inc. of our report dated March 15, 2018, with respect to the consolidated financial statements of Catabasis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 11, 2019